UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)	January 25, 2007

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 25, 2007 Southern Community Financial Corporation (“Company”) announced that it will report financial results after the market closes on Wednesday, January 31, 2007.

F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation, along with members of the Southern Community executive team, will provide an overview of the fourth quarter performance and business highlights in a conference call to be held at 10:00 AM, E.T. Thursday, February 1. The event will be archived on the Southern Community website, www.smallenoughtocare.com, for 30 days.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-one branches throughout the Piedmont region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

(d) 99.1 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

January 25, 2007	By:	/s/ David W. Hinshaw
Name: David W. Hinshaw
Title: Executive Vice President and Chief Financial Officer